Exhibit 5.1
+1 202 663 6000 (t)
+1 202 663 6363 (f)
wilmerhale.com
May 11, 2006
Dean Foods Company
2515 McKinney Avenue
Dallas, Texas 75201
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Dean Foods Company, a Delaware corporation (the “Company”), in connection with the purchase and sale of $500,000,000 aggregate principal amount of the Company’s 7.000% Senior Notes due 2016 (the “Notes”), pursuant to the Underwriting Agreement, dated as of May 11, 2006 (the “Underwriting Agreement”), among the Company, the Guarantors (as defined below) and Citigroup Global Markets Inc., as representative of the several Underwriters listed on Schedule II to the Underwriting Agreement (the “Underwriters”). The Notes will be fully and unconditionally guaranteed (the “Guarantees”) by those subsidiaries of the Company (each individually a “Guarantor” and collectively the “Guarantors”), from time to time party to the Amended and Restated Credit Agreement, dated as of August 13, 2004, among the Company, the Guarantors, Wachovia Bank, National Association, JPMorgan Chase Bank, N.A., Harris Trust and Savings Bank, SunTrust Bank and the lenders party to the Credit Agreement, as amended, and as it may be amended or restated from time to time. The term “Securities” as used herein shall mean the Notes and the related Guarantees. The Securities will be issued pursuant to an Indenture to be entered into among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), and supplemented by a supplemental indenture no. 1 to be entered into among the Company, the Guarantors and the Trustee (the indenture as so supplemented, the “Indenture”).
     As such counsel, we have assisted in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-3 (File No. 333-130309) filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), on December 14, 2005, as amended by post-effective amendment no.1 (such registration statement, as so amended, the “Registration Statement”) and the prospectus dated May 9, 2006 relating to the Notes (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated May 10, 2006 (the “Preliminary Prospectus Supplement”), and the prospectus supplement dated May 11, 2006 (the

May 11, 2006

“Prospectus Supplement”), which update or supplement certain information contained in the Base Prospectus.
     We have examined and relied upon the certificates of incorporation of the Company and the Guarantors (or such other organizational documents as may be applicable to such Guarantors), the by-laws of the Company and the Guarantors (or such other organizational documents as may be applicable to such Guarantors), corporate or other proceedings of the Company and each of the Guarantors regarding the authorization of the execution and delivery of the Indenture, the Underwriting Agreement and the issuance of the Securities, the corporate records of the Company and each of the Guarantors as provided to us by the Company, the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Underwriting Agreement, the Indenture, certificates of representatives of the Company and each of the Guarantors, certificates of public officials and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.
     In our examination of the foregoing documents, we have assumed the completeness of all corporate records provided to us, the genuineness of all signatures, the legal capacity of each individual signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.
     In rendering the opinions set forth below, we have assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture; (ii) the Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us and will be a valid and binding obligation of the Trustee; and (iii) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended.
     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. To the extent that any other laws govern any of the matters as to which we express an opinion herein, we have assumed for purposes of this opinion, without independent investigation, that such laws are identical to the state laws of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct.
     Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy

May 11, 2006

upon any breach of the Indenture or the Securities, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein with respect to compliance by the Company with the securities or Blue Sky laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. The Indenture has been duly authorized and, when duly executed and delivered by the Company and each of the Guarantors, as the case may be, will constitute the valid and binding agreement of the Company and the Guarantors, as the case may, enforceable against the Company and the Guarantors, as the case may be, in accordance with its terms.
     2. The Notes have been duly authorized and, when duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to, and paid for by, the Underwriters, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.
     3. The Guarantees have been duly authorized and, when the Guarantees have been duly executed and delivered by each of the Guarantors and when the Notes have been authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to, and paid for by, the Underwriters, will constitute legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

May 11, 2006

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about May 17, 2006, which Form 8-K will be incorporated by reference into the Registration Statement and to the use of our name therein and in the related Base Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ ERIKA L. ROBINSON

Erika L. Robinson, a Partner